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                                                                      Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following J. Alexander's Corporation Registration Statements:

a. Form S-8 Registration Statement (No. 333-49393) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 3, 1998;

b. Form S-8 Registration Statement (No. 33-77478) pertaining to the 1985 Stock Option Plan, filed on May 25, 1994;

c. Form S-8 Registration Statement (No. 33-77476) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 6, 1994;

d. Form S-8 Registration Statement (No. 33-39870) pertaining to the 1990 Stock Option Plan for Outside Directors, filed April 9, 1991;

e. Form S-8 Registration Statement (No. 33-4483) pertaining to the 1985 Stock Option Plan, filed on April 1, 1986;

f. Form S-8 Registration Statement (No. 2-78140) pertaining to the 1982 Incentive Stock Option Plan, filed on June 25, 1982; and

g. Form S-8 Registration Statement (No. 2-78139) pertaining to the 1982 Employee Stock Purchase Plan, filed on June 25, 1982;

of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in the Annual Report (Form 10-K) for the year ended January 3, 1999.


                                             /s/ Ernst & Young LLP

Nashville, Tennessee
March 22, 1999